ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT made effective as of July 23, 2014, by and among BioCube, Inc. a Delaware corporation having its principal place of business at 10 Blackledge Court, Closter NJ 07624 (the "Buyer"), and Innovative Holdings, Inc. a New Jersey Corporation having its principal place of business at 25B Hanover Red, Suite 150, Florham Park NJ 07932 (the "Seller").

WITNESSETH:

WHEREAS, Seller is in the business of developing and selling a line of products (collectively, the "Business"); and

WHEREAS, Seller desires to sell and Buyer desires to purchase certain of the assets of Seller relating to the Business as described herein and to enter into certain other agreements and understandings on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, mutual covenants and promises contained herein, the parties hereto intending to be legally bound, agree as follows:

ARTICLE I. SALE AND PURCHASE OF ASSETS

Section 1.1

Description of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined) Seller shall convey, sell, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, any and all assets, properties and rights of Seller as the same shall exist on the Closing Date, including without limitation:

(a) Ownership rights to the websites and applications listed below: Canadian app description

Medical cannabis (also referred to as medical marijuana or MMJ) is the use of cannabis and its constituent cannabinoids such as THC as a physician-recommended form of medicine or herbal therapy. Our handy easy-to-use app provides medical marijuana patients in Canada to locate nearby doctors, producers and rate and review strains with a touch of your finger. We also provide how to apply and what necessary requirements are needed for a medical marijuana ID card.

USA app description

Medical cannabis (also referred to as medical marijuana or MMJ) is the use of cannabis and its constituent cannabinoids such as THC as a physician-recommended form of medicine or herbal therapy. Our handy easy-to-use app provides medical marijuana patients in legal states within the United States to locate nearby doctors, dispensaries and rate and review strains with a touch of your finger. We also provide state-by-state current legislation, how to qualify for a medical marijuana ID card and how you can take action by contacting your local advocacy group to get involved.

(b)

All franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body used in conducting the business and operations of Seller (the "Permits") and including, without limitation, the rights to the Seller's name;

(c)

All proprietary rights, proprietary knowledge, know-how, designs, processes, trademarks and copyrights which Seller owns or has a right to use in the operation of the Business and all filings, registrations or issuances of any the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office in connection therewith;

(d)

All other contracts, and other agreements, contract rights, purchase orders, policies and understandings, whether oral or written, to which the Seller is a party, and used in conducting the business and operations of the Seller (the "Contracts");

All of the assets, properties, rights (contractual and otherwise) and business to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to this Section 1.1 are hereinafter collectively referred to as the "Assets."

ARTICLE II. ASSUMPTION OF OBLIGATIONS

Section 2.1

Liabilities Not Assumed.  Buyer shall not by execution and

performance of this Agreement, or otherwise, assume or otherwise be responsible for any liabilities or obligation of any nature of Seller, or its operations, businesses or activities, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof.

ARTICLE III. PURCHASE PRICE

Section 3.1

Consideration. The consideration to be paid by Buyer for the Assets

(the "Purchase Price") shall include:

(a) Within 30 days from Closing, Buyer will issue and deliver 2,000,000 shares of its restricted common stock. On a date at the sole discretion Buyer's board of directors,

Buyer will file a registration statement registering the stock shares and the underlying warrants.

(b) $25,000.00 convertible note described in "Addendum A"

Section 3.2

Seller Continuing Performance Of Services.

(a) Seller shall provide necessary services required for continuing operation of applications and websites, updates, maintenance and other functions as requested by the Buyer.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

Section 4.1

Buyer's Representations. Buyer represents and warrants to Seller that to the best of its knowledge:

(a)

Corporate Existence. Buyer is a Delaware Corporation duly authorized to conduct business and in good standing in the State of Delaware.

(b)

Authorization: Validity. Buyer has all requisite power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. All necessary action has been taken by Buyer with respect to the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by Seller, this Agreement is a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

(c)

No Breach of Statute or Contract. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will violate or cause a default under any statute, judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Buyer or any of its material properties; breach or conflict with any of the terms, provisions or conditions of the Certificate of Incorporation or By-Laws of Buyer; or violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Buyer is party or by which Buyer is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder.

(d)

Indemnification. Buyer, will, without the execution of any further documents pay, satisfy discharge, indemnify and save and hold harmless Seller from and against all debts, liabilities, obligations and commitments of Buyer of whatever nature or character accruing after the Closing Date, including but not limited to, any account payable for goods, wares, merchandise, chattels, and fixtures sold and/or delivered in the conduct of the Business aforesaid, and any federal, state, city or other governmental tax charged against, imposed or assessed upon Buyer for any period after the Closing Date. Seller will give Buyer written notice of any claim arising out of an obligation of Buyer pursuant to this paragraph, and Buyer will either promptly satisfy such claim or, if a claim is disputed, assume responsibility for defending against any lawsuit arising therefrom.

(e) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Buyer without the use of or assistance of a broker.

Section 4.2

Seller's Representations. Seller represents and warrants to Buyer that to the best of its knowledge:

(a)

Corporate Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey Corporation and has the corporate power to own, operate or lease the Assets and to carry on its business as now being conducted. Seller is duly qualified to do business in the State of New York and is in good standing in all the jurisdictions where the nature of the business conducted by Seller or the character or location of the Assets requires such qualification, except where the failure to be so qualified would not in the aggregate have a material adverse effect on the Assets or Business of Seller.

(b)

Authorization: Validity. Seller has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. Seller has taken all requisite corporate action, authorizing it to execute this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Seller to constitute this Agreement the binding and enforceable obligation of Seller or to consummate the transactions contemplated hereby. Assuming the due execution and delivery of this Agreement by Buyer, this Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

(e) No Breach of Statute or Contract. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Seller or any of their respective properties; breach or conflict with any of the terms, provisions or conditions of the Certificate of Incorporation, or By-Laws of Seller; violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Seller is a party or by which the Seller is or may be bound with respect to the Assets or require the approval or consent of any third party or governmental authority.

(d) Liabilities. Seller has no other liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

(1)

Those arising under agreements or other commitments expressly identified in any schedule hereto including, but not limited to, the Personal Property Leases and the Contracts; and

(2)

Current liabilities arising in the ordinary and usual course of the Seller's business subsequent to the date hereof which are accurately reflected on its books and records in a manner consistent with past practice.

(e)

Taxes. Seller or another member of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, has duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, including without limitation, all income, excise, property, gain, sales, franchise and license tax returns, all such returns and reports are true and correct, all taxes, occupation, payroll and franchise taxes, assessments, fees and other governmental charges arising under such returns and reports have been fully paid or will be timely paid except for those in good faith being contested. Seller has paid all social security, withholding, sales and unemployment insurance taxes to the State and Federal governments to date. There is no pending or, to the best knowledge of Seller, threatened, federal, state, local or foreign tax audit of Seller and no agreement with any federal, state, local or foreign tax authority that may affect the subsequent tax liabilities of Seller.

(f)

Trademarks. Schedule 1.1(d) sets forth all trademarks, service marks, and copyrights used by Seller in conducting the business and operations of Seller and all material applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which Seller owns or has the right to use or to which Seller is a party together with the pertinent information relating to the filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices. The business of Seller as conducted by it prior to the Closing was not in contravention of any patent, trademark, copyright or other proprietary right and did not infringe upon the rights of any third party.

(g)

Litigation. There are no claims, litigation, actions, suits or proceedings pending or, to the best knowledge of each Seller, threatened against or affecting Seller (or any officer or director of Seller in connection with Seller's business or affairs), before any federal, state, local or foreign court or other governmental body. Seller is not subject to or in default with respect to any judgment, order, writ, injunction or decree or any governmental restriction applicable to Seller.

(h)

Employee Benefit Plans. There are no pension, retirement, profit-sharing, deferred compensation, bonus, stock option or other incentive plans, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not any such employee benefit plans are otherwise exempt from the provisions of ERISA, whether or not formal or informal, written or oral, and whether or not legally binding), adopted, established, maintained or contributed to by Seller or any affiliate thereof or under which it would otherwise be a party or have liability and under which employees or former employees (whether or not retired employees) of Seller (or their beneficiaries) are eligible to participate or derive a benefit.

(i)

Title to Assets. Except with respect to personal property leased pursuant to the Personal Property Leases, Seller's right, title and interest in, to and under the Assets is held free and clear of all mortgages, pledges, liens, charges, claims, security interests, encumbrances and restrictions of any nature whatsoever. No financing statement under the Uniform Commercial Code or similar law naming Seller as debtor has been filed in any jurisdiction in respect of the Assets, and Seller is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement.

(j)

Contracts and Commitments. Schedules 1.1(e) and 1.1(g) list all personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations and understandings, whether oral or written, to which Seller is a party (whether or not legally bound thereby) and which are used in conducting its Business. All of the Personal Property Leases and the Contracts are valid and binding, in full force and effect and enforceable in accordance with their respective provisions. All copies of the Contracts provided by Seller to Buyer are true and complete copies of the original Contracts. Seller has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under the Personal Property Leases or the Contracts. Seller nor any other party thereto is in violation of, in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both) would constitute a violation or a default of any Personal Property Lease or Contract. No notice has been received by Seller claiming any such default by Seller or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same. Seller is not indebted under any executory Contracts, except as may be set forth in Schedule 1.1(g).

(k)

Employees. Seller has not entered into, and the Assets are not subject to, any: (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; or (iii) similar contract or agreement affecting or relating to the Assets.

(1) Options. Seller is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right or option to purchase, obtain or acquire any rights in the Business or in any of the assets, properties or operations of Seller or used in connection with the Business of Seller.

(m) Violations. There are no violations of any law or governmental rule or regulation pending or, to the best of Seller's knowledge, threatened against Seller or the Assets. Seller has complied with all laws and governmental rules and regulations applicable to the business or the Assets. There is presently no known violations under the local Fire code.

(n)

Judgments. There are no judgments, liens, suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened against Seller or the Assets. Neither Seller nor the Assets are a party to, subject to or bound by any agreement or any judgment or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance of this agreement, or which could prevent the carrying out of the transactions provided for in this agreement, or which could prevent the use by Buyer of the Assets or adversely affect the conduct of the Business by Buyer.

(o)

Indemnification. Seller, will, without the execution of any further documents pay, satisfy discharge, indemnify and save and hold Buyer harmless from and against all debts, liabilities, obligations and commitments of Seller of whatever nature or character accruing to or existing up to the Closing Date which are not expressly assumed by Buyer, including but not limited to, any account payable for goods, wares, merchandise, chattels, and fixtures sold and/or delivered in the conduct of the Business aforesaid, and any federal, state, city or other governmental tax charged against, imposed or assessed upon Seller for any period prior to the Closing Date. Buyer will give Seller written notice of any claim arising out of an obligation of Seller pursuant to this paragraph, and Seller will either promptly satisfy such claim or, if a claim is disputed, assume responsibility for defending against any lawsuit arising therefrom.

(p)

Access to the Business. Buyer shall have the right to observe the Business and its operation, and bring in contractors or consultants for the purpose of its future operation, on reasonable notice to Seller, provided Buyer or its agents do not interfere with the ongoing operation of the Business.

ARTICLE V. COVENANTS

Section 5.1

Further Assurances. On and after the Closing, Seller shall prepare,

execute and deliver such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action as Buyer's counsel shall reasonably request at any time or from time to time in order to perfect, confirm or evidence in Buyer title to all or any part of the Assets or to consummate, in any other manner, the terms and conditions of this Agreement. On and after the Closing, Buyer shall prepare, execute and deliver such further instruments, and shall take or cause to be taken such other or further action as Seller's counsel shall reasonably request at any time or from time to time in order to confirm or evidence Buyer's assumption of the Assumed Liabilities or to consummate, in any other manner, the terms and conditions of this Agreement.

Section 5.2

Consents. Seller shall diligently attempt to obtain or make any consent, approval, authorization or notification of any third party required in connection with the valid execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.3

Conduct of the Business. Seller, until the Closing, shall:

(a)

conduct the Business in the normal, useful and regular manner;

(b)

preserve the Business and the goodwill of the customers and suppliers of the Business and others having relations with Seller; and

(c)

give Buyer and its duly designated representatives reasonable access to Seller's premises and the books and records of the Business, and furnish to Buyer such data and information pertaining to Seller's Business as Buyer from time to time reasonably may request.

Section 5.4

Covenant Not to Compete. Seller hereby agrees not to establish, open,

be engaged in, nor in any manner whatsoever become interested, directly or indirectly, either as employee, owner, partner, agent, shareholder, director, officer, or otherwise, in any business substantially similar to the Business sold hereunder. Seller acknowledges that such restriction is a reasonable inducement for Buyer to consummate this transaction.

ARTICLE VI.

CONDITIONS PRECEDENT TO OBLIGATIONS

Section 6.1

Conditions to Obligations of Buyer. Each and every obligation of

Buyer to be performed at the Closing shall be subject to the satisfaction as of or before the Closing of the following conditions (unless waived in writing by Buyer):

(a)

Representations and Warranties. Seller's representations and warranties set forth in Section 4.2 of this Agreement shall be true and correct in all material respects at and as of the Closing.

(b)

Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller, shall have been fully performed and complied with in all material respects on or prior to the Closing including, without limitation, the delivery of the fully executed instruments and documents in accordance with Section 6.2 of this Agreement.

(c)

No Adverse Proceeding. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller or the Assets for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

(d)

Approval of Board of Directors and Stockholders. The Board of Directors and stockholders of Seller shall have duly approved this Agreement and the consummation of the transactions contemplated herein.

(e)

Consents. All consents, waivers, orders, approvals, licenses and authorizations by third parties, governmental and administrative authorities (or any amendments or modifications to existing agreements with third parties), which are required as a precondition to the performance by Seller or Buyer of its obligations hereunder or under any agreement or instrument delivered pursuant hereto, or which in the judgment of Buyer are necessary to continue unimpaired any rights of Seller which could be impaired by the transactions contemplated hereby or are necessary to enable Buyer to Continue to conduct the business of Seller on substantially the same basis following the Closing, shall have been duly obtained and shall be in full force and effect and consents to the assignment of all material Contracts to Buyer, in form satisfactory to Buyer in its sole discretion, shall be obtained.

Section 6.2

Conditions to Obligations of Seller. Each and every obligation of

Seller to be performed at the Closing shall be subject to the satisfaction as of or before of the following conditions (unless waived in writing by Seller):

(a)

Representations and Warranties. Buyer's representations and warranties set forth in Section 4.1 of this Agreement shall be true and correct in all material respects at and as of the Closing.

(b)

Performance of Agreement. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer shall have been fully performed and complied with in all material respects on or prior to the Closing, including the delivery of the funds and the fully executed instruments and documents in accordance with Section 6.3 of this Agreement.

(c)

No Adverse Proceeding. At the Closing there shall be no pending or, to the knowledge of Buyer, threatened, claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Seller or the Assets for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement of the consummation hereof is illegal.

(d)

Approval of Members. The Board of Directors of Buyer shall have duly approved this Agreement and the consummation of the transactions contemplated herein.

ARTICLE VII. INDEMNIFICATION

Section 7.1

Survival of Representations, Warranties and Agreements. Subject to

the limitations set forth in this Article X, all statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing.

Section 7.2

Indemnification.

(a) Subject to the limitations set forth in this Article VIII, Seller shall indemnify and hold harmless Buyer from and against any and all losses, liabilities, damages,

demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Buyer as the Indemnified Party (as defined below)):

(1)

Any inaccuracy in or breach of any of the representations, warranties or agreements made by Seller in this Agreement or the non-performance of any covenant or obligation to be performed by Seller;

(2)

Any liability imposed upon Buyer relating to the conduct of the Assets, business and operations of Seller prior to the Closing;

(3)

Any liability imposed upon Buyer and arising out of or relating to any of Seller's other assets, operations, businesses or activities which are not a part of the Assets or any liability of Seller (or its affiliates) of any kind not specifically assumed by Buyer pursuant to this Agreement; or

(4)

Any misrepresentation in or any omission from any certificate or schedule, affidavit or other material document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Seller under this Agreement;

(b) Subject to the limitations set forth in this Article X, Buyer shall indemnify and hold harmless Seller from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Seller, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Seller as the Indemnified Party):

(1)

Any inaccuracy in or breach of any of the representations, warranties or agreements made by Buyer in this Agreement or the non-performance of any covenant or obligation to be performed by Buyer; or

(2)

Any liability imposed upon Seller as a result of Buyer's conduct of the business and operations of the Seller after the Closing, except such liability as arises from any Seller's (i) misapplication of the proceeds of the purchase price of the Assets in fraud of its creditors, (ii) failure to obtain any required consents to the assignment of any of the Assets or (iii) attempt to provide Buyer with the benefit of any Assets which are nonassignable.

(c) Without duplication of Damages, Buyer or Seller, as the case may be, shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in subsection (a) and (b) above if the same shall be suffered by any parent, subsidiary or affiliate of Buyer or Seller, respectively.

Section 7.3

Limitations on Indemnification. Rights to indemnification hereunder are subject to the following limitations:

(a)

The obligation of indemnity provided herein resulting from the assertion of liability with respect to the representations and warranties set forth in Sections 4.1 and 4.2 shall terminate if the claim is not asserted by two years after the Closing.

(b)

Indemnification hereunder shall include the right of each party to offset any payment due under this Agreement.

Section 7.4

Procedure for Indemnification with Respect to Third-Party Claims.

(a)

If the Indemnified Party determines to seek indemnification under this Article with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give notice to the Indemnifying Party within twenty (20) days of the Indemnified Party's becoming aware of any such Indemnifiable Claim or of facts upon which any such Indemnifiable Claim will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. If any such liability is asserted against the Indemnified Party, and the Indemnified Party notifies the Indemnifying Party thereof, the Indemnifying Party will be entitled, if it so elects by written notice delivered to the Indemnified Party within ten (10) days after receiving the Indemnified Party's notice, to assume the defense thereof with counsel satisfactory to the Indemnified Party. Notwithstanding the foregoing (i) the Indemnified Party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party; (ii) the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing; and (iii) the rights of the Indemnified Party to be indemnified hereunder in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing. With respect. to any assertion of liability by a third party that results in an Indemnif▶able Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

(b)

In the event that the Indemnifying Party, within ten (10) days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of the Indemnified Party against such Indemnifiable Claim, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action on behalf of and for the account and risk of the Indemnifying Party.

(c)

Notwithstanding anything in this Section to the contrary, (i) if there is a reasonable probability that an Indemnitiable Claim may materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise or settle such Indemnifiable Claim; and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Indemnitiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party and all affiliates of the Indemnified Party a release from all liability in respect of such Indemnifiable Claim. If the Indemnifying Party can settle such Indemnifiable Claim with a complete release of the Indemnified Party and all affiliates of the Indemnified Party for monetary damages only, but the Indemnified. Party refuses such settlement, the Indemnifying Party shall not be liable for Damages in excess of the monetary damages of such proposed settlement.

Section 7.5

Procedure For Indemnification with Respect to Non-Third-Party

Claims. In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the claim asserted. If the Indemnifying Party, within twenty (20) days or such greater time as may be necessary for the Indemnifying Party to investigate such Indenmifiable Claim not to exceed forty-five (45) days, after receiving the notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the preceding sentence, the Indemnified Party shall cooperate fully with the Indemnifying Party in respect of such Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving such written notice to the Indemnified Party within said period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice, either party may bring legal action to resolve such issue.

ARTICLE VIII. CONFIDENTIALITY

Section 8.1

Restricted Use. Buyer agrees to review, examine and inspect all confidential documents and information concerning Seller furnished to Buyer for the sole purpose of the transaction contemplated by this Agreement. Buyer will not use any of Seller's confidential information to unfairly compete or obtain unfair advantage vis-a-vis Seller in any commercial activity which may be comparable to the commercial activity contemplated by the parties in this Agreement.

Section 8.2

Non-disclosure. Buyer will hold, and will use its best efforts to cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Seller furnished to Buyer in connection with the transaction contemplated by this Agreement, and all confidential documents and information concerning Seller, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by Buyer, (b) in the public domain through no fault of Buyer or (b) later lawfully acquired by the Buyer from sources other than Seller; provided that the Buyer may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transaction contemplated by this Agreement so long as such persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Buyer-will, and will cause its respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer, or on its behalf from Seller in connection with this Agreement that are subject to such confidence.

ARTICLE IX. MISCELLANEOUS PROVISIONS

Section 9.1

Notice. All notices and other communications required or permitted under this Agreement shall be deemed to have been duty given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar service) or three (3) business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

If to Seller: with a copy to:	Innovative Holdings, Inc. 25B Hanover Rd, Suite 150 Florham Park, NJ 07932 Innovative Holdings, Inc. 1531 Smithtown Ave. Bohemia, NY 11716

If to Buyer:	BioCube, Inc. 10 Blackledge Court Closter, NJ 07624

with copies to:

Section 9.2

Entire Agreement. This Agreement, the Additional Documents, the

exhibits and the schedules hereto, and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

Section 9.3

Binding Effect: Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller, its successors and assigns, and Buyer, its successors and assigns; however no such assignment shall relieve any party of its obligations hereunder.

Section 9.4

Captions. The Article and Section headings of this Agreement have been inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

Section 9.5

Waiver: Consent. This Agreement may not be changed, amended,

terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder or thereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

Section 9.6

Further Assurances.

Each party hereto shall cooperate, shall take

such further action and shall prepare, execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

Section 9.7

No Third-Party Beneficiaries. Nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

Section 9.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York as applied to contracts that are executed and performed entirely in New York. All actions or proceedings seeking the interpretation and/or enforcement of this Agreement shall be brought only in the federal or state courts of the State of New York located in New York County, all parties hereby submitting themselves to the jurisdiction of such courts for such purpose. Any process in any action or proceeding commenced in such courts arising out of any claim, dispute or disagreement, may, among other methods, be served upon any party by delivering or mailing the same, via registered or certified mail, addressed to such party at the address set forth above. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York, New York County.

Section 9.9

Severability. If any provision of this Agreement is found invalid or unenforceable by any court or final jurisdiction, it is the intent of the parties that all provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

Section 9.10 Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and shall not effect the construction or interpretation of any of its provisions.

Section 9.11 Counterparts. This Agreement may be executed in one or more counterparts and/or by facsimile signature, all of which taken together shall be deemed one original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on this 27, day of July 2014.

BUYER:

SELLER:

By:     s/s

By:

s/s

Boris Rubizhevsky

Innovative Holing Inc.

President